                                                                    EXHIBIT 9.2

                                VOTING AGREEMENT


                  THIS VOTING AGREEMENT (this "Agreement") dated as of January 25, 1999 is by and between the undersigned stockholders of the Company (as hereinafter defined) (individually a "Stockholder" and collectively "Stockholders") and eSoft, Inc., a Delaware corporation ("Parent").

                                    RECITALS

                  WHEREAS, concurrently herewith, Parent, a wholly owned subsidiary of Parent ("Merger Sub"), and Apexx Technology, Inc., an Idaho corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which, and subject to the terms and conditions contained therein, Merger Sub will be merged with and into the Company (the "Merger"); and

                  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each of the undersigned Stockholders enter into and each of the Stockholders has agreed to enter into this Agreement or an agreement in the same form as this Agreement (together, the "Voting Agreements"); and

                  WHEREAS, the Board of Directors of the Company has, prior to the execution of the Merger Agreement and the Voting Agreements, approved the Merger Agreement and the Merger; and

                  WHEREAS, Parent and Merger Sub will enter into the Merger Agreement in part in reliance on Stockholder's representations, warranties and agreements set forth in this Agreement;

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby approved, and intending to be legally bound hereby, it is agreed as follows:

                  1. Proxy with Respect to the Shares. During the Term, Stockholder hereby irrevocably appoints Merger Sub as Stockholder's attorney and proxy, with full power of substitution, to vote or to express written consent in lieu of a vote or meeting with respect to all of the shares of Company Common Stock (as hereinafter defined) that Stockholder is entitled to vote at any meeting of stockholders (whether annual or special and whether or not an adjourned meeting) of the Company, or pursuant to written action taken in lieu of any such meeting or otherwise, in such manner as to cause the Merger and the Merger Agreement to be approved and the right to vote against any other transaction or proposal that would constitute a Change of Control (as hereinafter defined). During the Term, this proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of and as an inducement to cause Parent and Merger Sub to enter into the transactions contemplated by this Agreement and the Merger Agreement. During the Term, this proxy shall revoke any other proxy granted by Stockholder at any time with respect to the Shares (as hereinafter defined) and during the Term, no subsequent proxies will be given with respect thereto by Stockholder. "Change of Control" shall mean any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including but not limited to, (a) any extraordinary corporate transaction (other than the Merger), such as a merger, other business combination, reorganization or liquidation involving Company, (b) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (c) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by Parent, or (d) any material change in the present capitalization of the Company.

                  2. Agreement to Support Merger. In the event that the Proxy granted in Section 1 hereof is ineffective, Stockholder agrees, subject to the terms of Section 3 of this Agreement, to vote any and all shares of the Company's common stock, no par value ("Company Common Stock"), which Common Stock is listed on Exhibit A attached hereto, as well as any shares of Company Common Stock acquired by Stockholder prior to the Merger (collectively, the


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"Shares") held by Stockholder in favor of the Merger pursuant to the terms of the Merger and the Merger Agreement, but in the event that a vote for the Merger does not take place during the Term, then Stockholder agrees not to vote in favor of any other Change of Control during the remaining portion of the Term.

                  3. Condition to Stockholder's Obligations. The right of Merger Sub or Parent as a permitted assignee to exercise the proxy granted in
Section 1, and the obligation of each Stockholder under Section 2, are subject to the condition that (i) Parent shall have performed all material agreements contained in the Merger Agreement that are required to be performed prior to, and cannot reasonably be performed after, the time that the proxy is to be exercised by Merger Sub or action by Stockholders is required and (ii) that no material representations and warranty of Parent and Merger Sub in the Merger Agreement shall fail to be true at the time of such exercise of the proxy or other action, and such failure cannot reasonably be cured after such time, and in either case, such failure to perform or the failure of a representation and warranty to be true and correct would have or would be reasonably likely to have a Parent Material Adverse Effect. Merger Sub may exercise its proxy without regard to the preceding sentence unless it has received a written notice from a Stockholder, at least 24 hours before the proxy is to be exercised, that asserts a failure to perform a breach of representation and warranty that would prohibit Merger Sub from exercising the proxy. The obligations of the parties to perform under this Agreement upon its execution and thereafter shall be subject to the additional condition that there shall be no preliminary or permanent injunction or other order issued by any court of competent jurisdiction in effect that prohibits (i) this Agreement, or (ii) the Merger. Each Stockholder and Parent agree not to seek any such injunction or order. Parent agrees that it will oppose and will seek the immediate lifting of any such injunction or order and each Stockholder agrees to cooperate with Parent in such efforts.

                  4. Representations and Warranties of Stockholder. Each Stockholder severally represents and warrants to Parent as follows:

                     4.1 Ownership of Shares. On the date hereof, the Shares
                  are all of the shares of Company Common Stock currently owned by such Stockholder, beneficially and of record. Except as set forth on Exhibit A to this Agreement, Stockholder does not have any rights to acquire any additional shares of Company Common Stock. Stockholder currently has, and at the closing of the Merger will have good, valid and marketable title to, and the sole and unfettered right to vote, the Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement and the Loan Agreement (as defined in the Merger Agreement) and other than restrictions on transfer under applicable Federal and State securities laws).

                     4.2 Power; Binding Agreement. Stockholder has the full
                  legal right, power and authority to enter into and perform all of Stockholder's obligations under this Agreement.

                  5. Term. The duration and term (the "Term") of this Agreement will be the earlier of (a) May 1, 1999, (b) when Parent, Merger Sub and Stockholder mutually consent in writing to terminate this Agreement, or (c) upon the termination of the Merger Agreement by the Company. After the Term, this Agreement will terminate and be null and void, other than the provisions relating to expenses.

                  6. Expenses. Each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

                  7. Certain Covenants of Parent. Parent agrees to use its reasonable best efforts to make and consummate the Merger pursuant to the terms, and subject to the conditions, contained in the Merger Agreement.

                  8. Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by telecopy, telex or telegram or by certified mail, postage prepaid, or by an overnight courier service, addressed as follows:


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                  If to Parent or Merger Sub:

                  eSoft, Inc.
                  5334-C Sterling Drive
                  Boulder, Colorado  80301
                  Attn: President
                  Telephone:  (303) 444-1600
                  Facsimile:  (303) 444-1640

                  with copies to:

                  Davis, Graham & Stubbs LLP
                  370 17th Street, Suite 4700
                  Denver, CO  80202
                  Attn: Lester R. Woodward, Esq.
                  Telephone:  (303) 892-9400
                  Facsimile:  (303) 892-7400

                  If to Stockholder, at the address set forth in the signature page hereto

                  9. Entire Agreement: Amendment. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

                  10. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign any or all of its rights and obligations hereunder to Parent or any direct or indirect wholly-owned subsidiary of Parent without the consent of Stockholder, but no such transfer shall relieve Merger Sub of its obligations under this Agreement if such transferee does not perform the obligations of Merger Sub hereunder.

                  11. Governing Law. This Agreement, and all matters relating hereto, shall be governed by, and constituted in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

                  12. Covenants. Stockholder hereby agrees and covenants that it shall not (i) transfer (which terms shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, alienation, assignment or other disposition, directly or indirectly, by operation of law, in connection with any merger or otherwise (collectively, a "Transfer")), or consent to any Transfer of, any or all of the Shares or any interest therein, except pursuant to the Merger or the Loan Agreement, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of the Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to the Shares, except for this Agreement, or (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares.

                  13. Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Stockholder's Share shall pass, whether by operation of law or otherwise, including without limitation, such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization,


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recapitalization or other change in the capital structure of the Company affecting the Shares, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by Stockholder, the number of Shares listed in Exhibit A shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by Stockholder.

                  14. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as a director. Each Stockholder is executing this Agreement solely in his or her capacity as the record and beneficial owner of Stockholder's Shares. The parties hereto acknowledge and agree that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty the undersigned or any partner of the undersigned or any of their respective affiliates may have as a member of the Board of Directors or executive officer of the Company, or as counsel to the Company; provided, that no such duty shall excuse the undersigned from his or her obligation as a Stockholder of the Company to vote the Shares, to the extent that they may be so voted, as herein provided and to otherwise comply with the terms and conditions of this Agreement.

                  15. Enforcement. Stockholder agrees that irreparable damage would occur and that Parent and Merger Sub would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches by Stockholder or Company of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Colorado or in Colorado state court, this being in addition to any other remedy to which Parent and/or Merger Sub may be entitled at law or in equity. In addition, each of the parties hereto irrevocably and unconditionally
(i) consents to be subject to the personal jurisdiction of any federal court located in the State of Colorado or any Colorado state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat the personal jurisdiction of such courts by motion or other request for leave from any such court, (iii) agrees that such party shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Colorado or a Colorado state court and (iv) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to this clause (iv) shall have the same legal force and effect as if served upon such party personally within the State of Colorado.

                  IN WITNESS WHEREOF, Parent has caused this Agreement to be executed by its duly authorized officer and Stockholder has executed this Agreement as of the date and year first above written.

                                  PARENT

                                  eSOFT, INC.


                                  By: /s/ Jeffrey Finn
                                     ------------------------------------------
                                  Name:  Jeffrey Finn
                                  Title: President





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


                                  Stockholder


                                  /s/ Albert Youngwerth
                                  ---------------------------------------------
                                  Name: Albert Youngwerth
                                  Address:
                                          -------------------------------------
                                  ---------------------------------------------

                                  Stockholder


                                  /s/ Heather Youngwerth
                                  ---------------------------------------------
                                  Name: Heather Youngwerth
                                  Address:
                                          -------------------------------------
                                  ---------------------------------------------

                                  Stockholder


                                  /s/ Lawrence Lynch
                                  ---------------------------------------------
                                  Name: Lawrence Lynch
                                  Address:
                                          -------------------------------------
                                  ---------------------------------------------

                                  Stockholder


                                  /s/ George Minow
                                  ---------------------------------------------
                                  Name: George Minow
                                  Address:
                                          -------------------------------------
                                  ---------------------------------------------

                                  Stockholder


                                  /s/ Chris Minow
                                  ---------------------------------------------
                                  Name: Chris Minow
                                  Address:
                                          -------------------------------------
                                  ---------------------------------------------

                                  Stockholder


                                  /s/ William Rivers
                                  ---------------------------------------------
                                  Name: William Rivers
                                  Address:
                                          -------------------------------------
                                  ---------------------------------------------

                                  Stockholder


                                  /s/ Ray Jenks
                                  ---------------------------------------------
                                  Name:  Ray Jenks
                                  Address:
                                          -------------------------------------
                                  ---------------------------------------------







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                                   EXHIBIT A

                       SHARES SUBJECT TO VOTING AGREEMENT


                           COMPANY COMMON STOCK OWNED


        Stockholder Name                           Number of Shares Owned
-------------------------------------------------------------------------------
Albert Youngwerth and Heather                              21,000
Youngwerth as Joint Tenants
-------------------------------------------------------------------------------
Lawrence Lynch                                             15,000
-------------------------------------------------------------------------------
George Minow and Chris Minow                               30,081
-------------------------------------------------------------------------------
William Guy Rivers                                         60,657
-------------------------------------------------------------------------------
Ray Jenks                                                  23,000
-------------------------------------------------------------------------------


                     RIGHTS TO ACQUIRE COMPANY COMMON STOCK



      Stockholder Name          Nature of Right               Number of Shares
-------------------------------------------------------------------------------
Albert Youngwerth                Stock Options                    136,461
-------------------------------------------------------------------------------
William Guy Rivers               Stock Options                    118,400
-------------------------------------------------------------------------------
Ray Jenks                        Stock Options                     48,000
-------------------------------------------------------------------------------



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